Schedule 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities and Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

HELIOS STRATEGIC INCOME FUND, INC.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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HELIOS ADVANTAGE INCOME FUND, INC.

HELIOS HIGH INCOME FUND, INC.

HELIOS MULTI-SECTOR HIGH INCOME FUND, INC.

HELIOS STRATEGIC INCOME FUND, INC.

Three World Financial Center, 200 Vesey Street, 10th Floor

New York, New York 10281-1010

NOTICE OF POSTPONED JOINT ANNUAL MEETING OF STOCKHOLDERS

August 8, 2011

To the Stockholders:

Joint Annual Meeting of Stockholders to be postponed.

The Joint Annual Meeting of Stockholders of Helios Advantage Income Fund, Inc., Helios High Income Fund, Inc., Helios Multi-Sector High Income Fund, Inc. and Helios Strategic Income Fund, Inc. (each, a “Fund,” and collectively, the “Funds”), was due to be held on Tuesday, August 16, 2011. The Boards unanimously decided to postpone the Joint Annual Meeting pursuant to the power granted to the Boards by virtue of Article II, Section 2.01 of each Fund’s Bylaws.

Notice of the Joint Annual Meeting was initially made by the SEC filing of the proxy statement on July 18, 2011 setting out a resolution to elect a director. At this time, the Boards do not expect any change to the resolution or purpose of the Joint Annual Meeting. A Notice reconvening the postponed Joint Annual Meeting will be published and dispatched to stockholders in the coming months.

If you should have any questions about this Notice, we encourage you to call us at (800) 497-3746.

By Order of the Boards of Directors,

/s/ Jonathan C. Tyras

Jonathan C. Tyras

Secretary